UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 31, 2006, an amended class action complaint was filed in the Superior Court of New Jersey Law Division: Camden County against Metrologic Instruments, Inc. (the “Company”), all of the members of the Company’s Board of Directors, Francisco Partners, II, LP, FP-Metrologic, LLC, Meteor Holding Corporation, Meteor Merger Corporation, Elliott Associates, LP, and Elliott International, LP. The initial complaint, titled Wilkenfeld v. Knowles, et. al., was filed on September 14, 2006.

The amended Wilkenfeld complaint generally alleges that the defendants breached their fiduciary duties in entering into the merger (and other defendants aided and abetted the alleged breaches) and further alleges, among other things, that the proxy statement filed on October 5, 2006 allegedly fails to disclose material information to the Company’s stockholders in connection with the shareholder meeting which has yet to be scheduled. The amended Wilkenfeld complaint seeks class certification and certain forms of equitable relief, including enjoining the consummation of the merger, and damages.

The amended Wilkenfeld complaint certifies that a joint stipulation will be submitted to the Court that will consolidate, coordinate and/or transfer three other pending actions relating to the same subject matter into the Wilkenfeld action.

The defendants believe that the allegations of the amended complaint are without merit and intend to vigorously contest the action. There can be no assurance, however, that the defendants will be successful in the defense of the action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc. (Registrant)

November 8, 2006	By:	/s/ C. Harry Knowles
	Name:	C. Harry Knowles
	Title:	Interim Chief Executive Officer

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